UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2019 (June 25, 2019)

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	62-1407521
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Definitive Material Agreement

On June 25, 2019, Jacksam Corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with the following persons or entities (each a “Purchaser” and, collectively, the “Purchasers”): L1 Capital Global Opportunities Master Fund, Phyto II, LP, Merida Capital Partners III, LP, James Kenny, William Sanger, Wilson Allen, Paul D. Kaneb, Jerald Lanzotti, Mark Adams and David Hall.

Under the terms of the Agreement, the Company sold (i) senior secured convertible promissory notes in varying denominations to the Purchasers in an aggregate principal amount of $2,388,888.85 (the “Notes”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 3,685,714 shares of the Company’s common stock, par value $0.001 per share.

The Notes were issued at a discount of 10% to the total face principal amount of $2,3888,888.85, resulting in gross proceeds to the Company at closing of $2,150,000. The Notes bear interest at a rate of 15.0% per annum until maturity, the entirety of which was prepaid by the Company at the time of closing in a total amount of $358,333. The principal balance of $2,3888,888.85 on the Notes is due and payable March 25, 2020, unless sooner accelerated by reason of a material default by the Company or unless converted prior to maturity. Each of the Notes is convertible at the option of the holder into our common stock at a conversion price of $0.35 per share, subject to customary adjustments including subsequent dilutive issuances by the Company. The Company’s obligations under the Notes are secured by a first priority security interest in all assets of the Company.

The Warrants entitle the holders, at any time during the five year period following issuance, to purchase up to an aggregate of 3,685,714 shares of our common stock at an exercise price of $0.35 per share, subject to customary adjustments including subsequent dilutive issuances by the Company.

The foregoing description of the terms of the Agreement, the Notes, the Warrants and the related security agreements is qualified in its entirety by reference to the full text of the agreements, the final forms of which are filed herewith and incorporated herein by this reference.

The Purchasers include Mark Adams, our Chief Executive Officer, President, and a member of our board of Directors. Mr. Adams paid $250,000 to purchase a Note in the principal amount of $277,777.77 and a Warrant that entitles him to purchase up to 428,571 shares of our common stock. At closing, the Company prepaid interest in the amount of $41,666.67 to Mr. Adams on his Note.

The Purchasers also include David Hall, our Executive Vice President of Sales. Mr. Hall agreed to pay $100,000 to purchase a Note in the principal amount of $111,111.11 and a Warrant that entitles him to purchase up to 171,429 shares of our common stock. Upon receiving the purchase price for the Note and Warrant from Mr. Hall, the Company will prepay interest in the amount of $16,666.67 to Mr. Hall on his Note.

The Company paid a financial advisory fee of $110,000.00 to a financial advisor (the “Financial Advisor”), a licensed broker-dealer with FINRA, at closing.

Total proceeds to the Company, net of original issue discount, prepaid interest on the Notes, the advisory fee to the Financial Advisor, legal fees of Purchasers, and other related expenses were $1,668,819. As of the filing of this Current Report, the Company has yet to receive $208,333.34 of the total net proceeds from the closing, comprised of the anticipated net proceeds from sales to Mr. Hall and Mr. Sanger.

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ITEM 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 of this report is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the Notes and Warrants by the Company was exempt from registration pursuant to section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Company did not engage in any general solicitation or advertising in connection with the offering or sale of the Notes or Warrants. Each Purchaser represented that such Purchaser was an accredited investor as defined in SEC Rule 501(a), has enough knowledge and experience in finance and business matters to be a sophisticated investor who is able to evaluate the risks and merits of the investment, and is able to bear the economic risk of an investment in the Notes and Warrants. Each Purchaser further represented that such Purchaser was purchasing the Notes and Warrants for their own account and not with a view to distribution or resale and acknowledged that the Notes and Warrants were restricted securities.

ITEM 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement dated June 25, 2019
10.2	Form of Security Agreement dated June 25, 2019
10.3	Form of Intellectual Property Security Agreement dated June 25, 2019
10.4	Form of Series A Senior Secured Convertible Promissory Note
10.5	Form of Series B Senior Secured Convertible Promissory Note
10.6	Form of Common Stock Purchase Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: June 28, 2019	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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